UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
	2705 Brown Trail, Suite 100	76021
	Bedford, Texas 76021	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities Act registration statement file number to which this form relates: 333-188800 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 Per Share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     Galenfeha, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.001 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-188800), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 5th, 2013, as subsequently amended (the “Registration Statement”).

ITEM 2. EXHIBITS.

EXHIBIT INDEX

Incorporated by
Reference
Filing Date/
Exhibit			Period End
Number	Exhibit Description	Form	Date

3.1	Articles of Incorporation as filed with the Nevada Secretary of State dated March 14, 2013.	S-1	05/23/2013

3.2	By-Laws	S-1	05/23/2013

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GALENFEHA, INC.
Date: April 21, 2014
By: /s/ James Ketner
James Ketner
President, Director, CEO
(Principal Executive Officer,
Principal Financial Officer
and Principal Accounting
Officer)

Date: April 21, 2014	By: /s/ LaNell Armour
LaNell Armour
Director,
Secretary/Treasurer